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                                                                     Exhibit 28Q

                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                              First USA Bank, N.A.

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1999-Y
                                October 12, 1999

     Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-Y Supplement dated as of August 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the October 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

          1.   The total amount of the distribution to
               Class A Adjuste Certificateholders on the
               Payment Date per $1,000 interest.                         $4.650

          2.   The amount of the distribution set forth
               in paragraph 1 above in respect of
               principal on the Class A Adjuste
               Certificates, per $1,000 interest                         $0.000

          3.   The amount of the distribution set forth
               in paragraph 1 above in respect of
               interest on the Class A Adjuste
               Certificates, per $1,000 interest                         $4.650

     B. Information Regarding the Performance of the Trust

          1.   Collections of Receivables
          -------------------------------

          a.   The aggregate amount of Collections of
               Receivables processed for the Due Period
               with respect to the current Distribution
               Date which were allocated in respect of
               the Investor Certificates of all Series        $1,216,711,417.41

          b.   The aggregate amount of Collections of
               Receivables processed for the Due Period
               with respect to the current Distribution
               Date which were allocated in respect of
               the Series 1999-Y Certificates                    $13,953,589.77

          c.   The aggregate amount of Collections of
               Receivables processed for the Due Period
               with respect to the current Distribution
               Date which were allocated in respect of
               the Class A Certificates                          $12,209,391.04

          d.   The amount of Collections of Receivables
               processed for the Due Period with respect
               to the current Distribution Date which
               were allocated in respect of the Class A
               Adjuste Certificates, per $1,000 interest                $22.199

          e.   The amount of Excess Spread for the Due
               Period with respect to the current
               Distribution Date                                  $8,139,240.66

          f.   The amount of Reallocated Principal
               Collections for the Due Period with
               respect to the current Distribution Date
               allocated in respect of the Class A
               Certificates                                               $0.00

          g.   The amount of Excess Finance Charge
               Collections allocated in respect of the
               Series 1999-Y Certificates, if any                         $0.00
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                                                                   Series 1999-Y


          h.   The amount of Excess Principal Collections
               allocated in respect of the Series 1999-Y
               Certificates, if any                                       $0.00

          2.   Receivables in Trust
          -------------------------

          a.   Aggregate Principal Receivables for the
               Due Period with respect to the current
               Distribution Date (which reflects the
               Principal Receivables represented by the
               Exchangeable Seller's Certificate and by
               the Investor Certificates of all Series)      $15,982,603,773.96

          b.   The amount of Principal Receivables in the
               Trust represented by the Series 1999-Y
               Certificates (the "Adjusted Invested
               Amount") for the Due Period with respect
               to the current Distribution Date                 $628,571,429.00

          c.   The amount of Principal Receivables in the
               Trust represented by the Class A
               Certificates (the "Class A Adjusted
               Invested Amount") for the Due Period with
               respect to the current Distribution Date         $550,000,000.00


          d.   The Invested Amount for the Due Period
               with respect to the current Distribution
               Date                                             $628,571,429.00

          e.   The Class A Invested Amount for the Due
               Period with respect to the current
               Distribution Date                                $550,000,000.00

          f.   The Invested Percentage with respect to
               Finance Charge Receivables (including
               Interchange) and Defaulted Receivables for
               the Series 1999-Y Certificates for the Due
               Period with respect to the current
               Distribution Date                                          3.933%

          g.   The Invested Percentage with respect to
               Principal Receivables for the Series
               1999-Y Certificates for the Due Period
               with respect to the current Distribution
               Date                                                       3.933%

          h.   The Class A Floating Percentage for the
               Due Period with respect to the current
               Distribution Date                                         87.500%

          i.   The Class A Principal Percentage for the
               Due Period with respect to the current
               Distribution Date                                         87.500%

          j.   The Collateral Floating Percentage for the
               Due Period with respect to the current
               Distribution Date                                         12.500%

          k.   The Collateral Principal Percentage for
               the Due Period with respect to the current
               Distribution Date                                         12.500%

          3.   Delinquent Balances
          ------------------------

               The aggregate amount of outstanding
               balances in the Accounts which were 30 or
               more days delinquent as of the end of the
               Due Period for the current Distribution Date      $849,380,279.30
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                                                                   Series 1999-Y


          4.   Investor Default Amount
          ----------------------------

          a.   The aggregate amount of all Defaulted
               Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1999-Y Certificates (the "Investor
               Default Amount")

               1.   Investor Default Amount                       $3,572,453.41
               2.   Recoveries                                      $181,683.70
               3.   Net Default Receivables                       $3,390,769.71

          b.   The Class A Investor Default Amount

               1.   Investor Default Amount                       $3,125,896.73
               2.   Recoveries                                      $158,973.24
               3.   Net Default Receivables                       $2,966,923.49

          c.   The Collateral Investor Default Amount

               1.   Investor Default Amount                         $446,556.68
               2.   Recoveries                                       $22,710.46
               3.   Net Default Receivables                         $423,846.22

          5.   Investor Charge-offs
          -------------------------

          a.   The amount of the Class A Adjuste Investor
               Charge-Offs per $1,000 interest after
               reimbursement of any such Class A Adjuste
               Investor Charge-Offs for the Due Period
               with respect to the current Distribution
               Date                                                       $0.00

          b.   The amount attributable to Class A Adjuste
               Investor Charge-Offs, if any, by which the
               principal balance of the Class A Adjuste
               Certificates exceeds the Class A Adjusted
               Invested Amount as of the end of the day
               on the Record Date with respect to the
               current Distribution Date                                  $0.00

          c.   The amount of the Collateral Charge-Offs,
               if any, for the Due Period with respect to
               the current Distribution Date                              $0.00

          6.   Monthly Servicing Fee
          --------------------------

          a.   The amount of the Monthly Servicing Fee
               payable from available funds by the Trust
               to the Servicer with respect to the
               current Distribution Date                            $130,952.38

          b.   The amount of the Interchange Monthly
               Servicing Fee payable to the Servicer with
               respect to the current Distribution Date             $654,761.91

          7.   Available Cash Collateral Amount
          -------------------------------------

          a    The amount, if any, withdrawn from the
               Cash Collateral Account for the current
               Distribution Date (the "Withdrawal
               Amount")                                                   $0.00

          b.   The amount available to be withdrawn from
               the Cash Collateral Account as of the end
               of the day on the current Distribution
               Date, after giving effect to all
               withdrawals, deposits and payments to be
               made on such Distribution Date (the
               "Available Cash Collateral Amount" for the
               next Distribution Date)                            $6,285,715.00
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                                                                 Series:  1999-Y


          c.   The amount as computed in 7.b as a
               percentage of the Class A Adjusted
               Invested Amount after giving effect to all
               reductions thereof on the current
               Distribution Date                                          1.143%

          8.   Collateral Invested Amount
          -------------------------------

          a.   The Collateral Invested Amount for the
               current Distribution Date                         $78,571,429.00

          b.   The Collateral Invested Amount after
               giving effect to all withdrawals,
               deposits, and payments on the current
               Distribution Date                                 $78,571,429.00

          9.   Total Enhancement
          ----------------------

          a.   The total Enhancement for the current
               Distribution Date                                 $84,857,144.00

          b.   The total Enhancement after giving effect
               to all withdrawals, deposits and payments
               on the current Distribution Date                  $84,857,144.00

     C.   The Pool Factor
     --------------------

               The Pool Factor (which represents the
               ratio of the Class A Adjusted Invested
               Amount on the last day of the month ending
               on the Record Date adjusted for Class A
               Adjuste Investor Charge-Offs set forth in
               B.5.a above and for the distributions of
               principal set forth in A.2 above to the
               Class A Adjuste Initial Invested Amount).
               The amount of a Class A Adjuste
               Certificateholder's pro rata share of the
               Class A Adjuste Invested Amount can be
               determined by multiplying the original
               denomination of the holder's Class A
               Adjuste Certificate by the Pool Factor              100.00000000%

     D.   Principal Funding Account
     ------------------------------

          1.   The Principal Funding Investment Proceeds
               deposited in the Collection Account for
               the current Distribution Date to be
               treated as Class A Available Funds                         $0.00

          2.   The Excess Principal Funding Investment
               Proceeds for the current Distribution Date                 $0.00

          3.   The Principal Funding Account Balance as
               of the end of the day on the current
               Distribution Date                                          $0.00

          4.   The Deficit Controlled Accumulation Amount
               for the preceding Due Period                               $0.00

     E.   Reserve Account
     --------------------

          1.   The Reserve Draw Amount for the current
               Distribution Date                                          $0.00

          2.   The amount on deposit in the Reserve
               Account as of the end of the day on the
               current Distribution Date (the "Available
               Reserve Account Amount" for the next
               Distribution Date)                                         $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page



                                       First USA Bank, N.A.
                                       Servicer


                                       By: /s/ Tracie Klein
                                          --------------------------------
                                              TRACIE KLEIN
                                       Title: FIRST VICE PRESIDENT